UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 11, 2008
Date of Report (date of earliest event reported)
NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 000-23092

MASSACHUSETTS (State or Other Jurisdiction of Incorporation or Organization)	04-2762050 (I.R.S. Employer Identification No.)

2 Vision Drive Natick, MA (Address of Principal Executive Offices)	01760 (Zip Code)
(508) 907-7800
(Registrant’s Telephone No., including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 11, 2008, National Dentex Corporation (“National Dentex”) and its wholly-owned subsidiaries entered into Amendment No. 4 to the Second Amended and Restated Loan Agreement (the "Amendment”) with Bank of America, N.A. (“Bank of America”) that further amended the Second Amended and Restated Loan Agreement with Bank of America, dated November 7, 2006, as amended (the “Second Agreement”). The purpose of the Amendment was to: (i) extend the maturity date of the revolving line of credit to November 7, 2011 from the previous maturity date of November 7, 2009, making it coterminous with the existing term loan; (ii) amend certain interest rate terms and definitions, which included an increase in the applicable margins; and (iii) amend and restate certain financial covenants, including the definition of “maximum consolidated total funded debt to consolidated EBITDA”, which increased this allowable ratio for 2009. There were no other material changes to the Second Agreement.
     The text of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 with respect to the Amendment is hereby incorporated by reference into this Item 2.03
Item 7.01 Regulation FD Disclosure
     On December 16, 2008, National Dentex issued a press release with respect to the Amendment described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 4 to Second Amended and Restated Loan Agreement by and among Bank of America, N.A., National Dentex Corporation and the subsidiaries of National Dentex Corporation therein named dated as of December 11, 2008

99.1	National Dentex Corporation press release dated December 16, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DENTEX CORPORATION (Registrant)
December 17, 2008
By /s/ Richard F. Becker, Jr.
Richard F. Becker, Jr.
Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index

10.1	Amendment No. 4 to Second Amended and Restated Loan Agreement by and among Bank of America, N.A., National Dentex Corporation and the subsidiaries of National Dentex Corporation therein named dated as of December 11, 2008

99.1	National Dentex Corporation press release dated December 16, 2008

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